EXHIBIT 10.70

Second Amendment to the Credit Agreement dated as of March 31, 1997, between Wells Fargo Bank, N.A. ("Lender"); WMCK Venture Corp., Century Casinos Cripple Creek, Inc., and WMCK Acquisition Corp. ("Borrowers"); and Century Casinos, Inc. ("Guarantor"), dated January 28, 1998.



                      SECOND AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

            THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Second Amendment") is made and entered into as of the 28th day of January, 1998, by and among WMCK VENTURE CORP., a Delaware corporation, CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation and WMCK ACQUISITION CORP., a Delaware corporation (collectively the "Borrowers"), CENTURY CASINOS, INC., a Delaware corporation (the "Guarantor") and WELLS FARGO BANK, National Association, as Lender and as the administrative and collateral agent for the Lenders (herein in such capacity called the "Agent Bank" and, together with the Lender, collectively referred to as the "Banks").

                                R E C I T A L S:
                                ----------------

            WHEREAS:

            A. Borrowers, Guarantor, Agent Bank and Lender entered into a Credit Agreement dated as of March 31, 1997 (the "Original Credit Agreement") as amended by First Amendment to Credit Agreement dated as of November 11, 1997 (the "First Amendment" and together with the Original Credit Agreement, collectively the "Existing Credit Agreement") for the purpose of establishing a reducing revolving line of credit in favor of Borrowers, up to the maximum principal amount of Thirteen Million Dollars ($13,000,000.00).

            B. For the purpose of this Second Amendment, all capitalized words and terms not otherwise defined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Existing Credit Agreement and any reference to a provision of the Existing Credit Agreement shall be deemed to incorporate that provision as a part hereof, in the same manner and with the same effect as if the same were fully set forth herein.

            C. Borrowers and Guarantor desire to further amend the Existing Credit Agreement for the following purposes:

                  (i) As of  April  1,  1998,  modifying  the  rate of  interest accruing on the unpaid balance of principal by substituting rates based upon the Prime Rate plus an Applicable Margin based on the Leverage Ratio of the Borrower Consolidation and rates, to be effective at the option of Borrowers, based on LIBO Rates plus an Applicable Margin based on the Leverage Ratio of the Borrower Consolidation; and

                  (ii) Subject to the occurrence of the Commitment Increase Conditions, increasing the Aggregate Commitment to Fifteen Million Dollars ($15,000,000.00) for the purpose of providing financing for the acquisition and development of the Hicks Property.

            D. Banks have agreed to make the amendments set forth in the preceding recital paragraph subject to the terms, conditions and provisions set forth in this Second Amendment.

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree to the amendments and modifications to the Existing Credit Agreement as specifically hereinafter provided as follows:

            1. Definitions. Section 1.01 of the Existing Credit Agreement entitled "Definitions" shall be and is hereby amended to include the following definitions. Those terms which are currently defined by Section 1.01 of the Existing Credit Agreement and which are also defined below shall be superseded and restated by the applicable definition set forth below:

            "Aggregate Commitment" shall mean reference to the aggregate amount committed by Lenders for advance to or on behalf of Borrowers as Borrowings under the Credit Facility: (i) in the initial principal amount, as of the Closing Date, of Thirteen Million Dollars ($13,000,000.00), or (ii) in the event of the occurrence of the Commitment Increase Effective Date, the principal amount of Fifteen Million Dollars ($15,000,000.00), in each case as reduced on each Reduction Date by the Scheduled Reductions to the Maximum Scheduled Balance, and further subject to the additional reductions and/or limitations for advance as set forth or incorporated in the definition of Maximum Permitted Balance.

            "Aggregate Commitment Reduction Schedule" shall mean: (i) the Aggregate Commitment Reduction Schedule marked Schedule 2.01(c) affixed to the Original Credit Agreement and by this reference incorporated herein and made a part hereof, or (ii) in the event of occurrence of the Commitment Increase Effective Date, the Aggregate Commitment Reduction Schedule - Alternate One marked "Schedule 2.01(c) - Alternate One", affixed to the Second Amendment and by this reference incorporated herein and made a part hereof, in each case setting forth the Scheduled Reductions and Maximum Scheduled Balance as of each Reduction Date under the Credit Facility.

            "Applicable Margin" means for any Prime Rate Loan or LIBOR Loan the applicable per annum percentage amount to be added to the Prime Rate or the LIBO Rate, as the case may be, as follows: (i) commencing on April 1, 1998, the margin rates set forth in the table below based on the Leverage Ratio of the Borrower Consolidation calculated for the Fiscal Quarter ending December 31, 1997, together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis; and (ii) on and after June 1, 1998, the margin rates set forth in the table below based on the Leverage Ratio of the Borrower Consolidation as of each Fiscal Quarter end, commencing with the Fiscal Quarter ending March 31, 1998, together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis, any change in the applicable percentage amount by reason thereof to be effective as of the 1st day of the third month immediately following each such Fiscal Quarter end:

                PRICING        LEVERAGE       PRIME RATE     LIBO RATE
                 LEVEL           RATIO          MARGIN         MARGIN
             ------------------------------------------------------------
                  I        Less than 2.00        0.00%         2.70%
                           to 1.00
             ------------------------------------------------------------
                  II       Greater than or       0.25%         2.95%
                           equal to 2.00
                           to 1.00 but
                           less than 2.50
                           to 1.00
             ------------------------------------------------------------
                  III      Greater than or       0.50%         3.20%
                           equal to 2.50
                           to 1.0 but less
                           than 3.00 to 1.0
             ------------------------------------------------------------
                  IV       Greater than or       0.75%         3.45%
                           equal to 3.00
                           to 1.0
             ------------------------------------------------------------

            "Banking Business Day" means (a) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Agent Bank is open for business in San Francisco, California and on which dealings in Dollars are carried on in the London interbank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California and/or Nevada, or is a day on which banking institutions located in California and/or Nevada are required or authorized by law or other governmental action to close.

            "Breakage  Charges"  shall  have the  meaning  set  forth in
Section 2.06(c) of the Credit Agreement.

            "Commitment  Increase"  shall  mean  the  increase  of  the  Maximum
Scheduled  Balance  to  Fifteen  Million  Dollars   ($15,000,000.00)   upon  the
occurrence of all of the Commitment Increase Conditions.

            "Commitment Increase Conditions" shall have the meaning set forth in Paragraph 5 of the Second Amendment.

            "Commitment Increase Effective Date" shall mean the date upon which all of the Commitment Increase Conditions have occurred and the Commitment Increase is deemed by Agent Bank to be effective.

            "Commitment Increase Fee" shall have the meaning set forth in Paragraph 6(c) of the Second Amendment.

            "Continuation/Conversion Notice" shall mean a notice of continuation of or conversion to a LIBOR Loan and certificate duly executed by an Authorized Officer of Borrowers, substantially in the form of that certain exhibit marked "Exhibit K", affixed hereto and by this reference incorporated herein and made a part hereof.

            "Convert, Conversion and Converted" shall refer to a Borrowing at or continuation of a particular interest rate basis or conversion of one interest rate basis to another pursuant to Section 2.05(c) of the Credit Agreement as set forth in Paragraph 2 of the Second Amendment.

            "Credit Agreement" shall mean the Existing Credit Agreement as amended by the Second Amendment, together with all Schedules, Exhibits and other attachments thereto, as it may be further amended, modified, extended, renewed or restated from time to time.

            "Existing Credit Agreement" shall have the meaning set forth in Recital Paragraph A of the Second Amendment.

            "First Amendment" shall have the meaning set forth in Recital Paragraph A of the Second Amendment.

            "Hicks Expansion Improvements" shall mean the construction of a parking structure, hotel rooms and walkway across Alley Street connecting the Hicks Property with Womacks Casino, together with any other improvements thereon costing in excess of $100,000.00, all of which are first approved in writing by Agent Bank, which approval shall not be unreasonably withheld or delayed.

            "Hicks Property" shall mean that certain real property consisting of seven (7) contiguous lots located in Cripple Creek, Teller County, Colorado, situate and contiguous to the south line of Alley Street, the north line of Masonic Street and the easterly line of Second Street.

            "Interest  Period(s)"  shall have the  meaning  set forth in
Section 2.05(d) of the Credit Agreement.

            "Interest Rate Option" shall have the meaning ascribed to such term in Section 2.05(b) of the Credit Agreement.

            "LIBO Rate" means, relative to any Interest Period for any LIBOR Loan included in any Borrowing, the per annum rate (reserve adjusted as hereinbelow provided) of interest quoted by Agent Bank, rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%) at which Dollar deposits in immediately available funds are offered to Agent Bank by leading banks in the London interbank market at approximately 11:00 A.M. London, England time two (2) Banking Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates. The foregoing rate of interest shall be reserve adjusted by dividing the applicable LIBO Rate by one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Credit Agreement or other Loan Documents to a LIBO Rate include the aforesaid reserve adjustment.

            "LIBOR Loan" shall mean each portion of the total unpaid principal under the Credit Facility which bears interest at a rate determined by reference to the LIBO Rate plus the Applicable Margin.

            "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Agent Bank as the reserve percentage applicable to Agent Bank as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Agent Bank were in a net borrowing position.

            "Lender" shall mean individual reference and "Lenders" shall mean collective reference to WFB and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Credit Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption Agreement, as assignee. At all times that there are no Lenders other than WFB, the terms "Lender" and "Lenders" means WFB in its individual capacity. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

            "Leverage Ratio" as of the end of any Fiscal Quarter shall mean with reference to the Borrower Consolidation, the ratio of Funded Debt to EBITDA.

            "Maximum Scheduled Balance" shall mean the maximum amount of scheduled principal which may be outstanding on the Credit Facility from time to time: (i) in the amount of Thirteen Million Dollars ($13,000,000.00) as of the Closing Date, as reduced from time to time by the Scheduled Reductions as set forth on the Aggregate Commitment Reduction Schedule, or (ii) in the event of the occurrence of the Commitment Increase Effective Date, in the amount of Fifteen Million Dollars ($15,000,000.00), as reduced from time to time by the Scheduled Reductions as set forth on the Aggregate Commitment Reduction Schedule
- Alternate One.

            "Note" shall mean: (i) the Revolving Credit Note, a copy of which is marked "Exhibit A", affixed to the Original Credit Agreement and by this reference incorporated herein and made a part hereof, executed by Borrowers as of the Closing Date, or (ii) in the event of the occurrence of the Commitment Increase Effective Date, the Revolving Credit Note (Restated), a copy of which is marked "Exhibit A", affixed to the Second Amendment and by this reference incorporated herein and made a part hereof, executed by Borrowers on or before the Commitment Increase Effective Date, in each case payable to the order of Agent Bank on behalf of the Lenders, evidencing the Credit Facility, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

            "Original Credit Agreement" shall have the meaning set forth in Recital Paragraph A of the Second Amendment.

            "Pricing Certificate" shall have the meaning set forth in Section 5.08(i) of the Credit Agreement (Paragraph 4 of the Second Amendment).

            "Prime Rate Loan" shall mean reference to that portion of the unpaid principal balance of the Credit Facility bearing interest with reference to the Prime Rate, plus the Applicable Margin.

            "Schedule of Lenders'  Proportions in Credit  Facility"  shall mean:
(i) the Schedule of Lenders' Proportions in Credit Facility, a copy of which is set forth as Schedule 2.01(a), affixed to the Original Credit Agreement and by this reference incorporated herein and made a part hereof, or (ii) in the event of the occurrence of the Commitment Increase Effective Date, the Schedule of Lenders' Proportions in Credit Facility - Alternate One, a copy of which is set forth as Schedule 2.01(a) - Alternate One, affixed to the Second Amendment and by this reference incorporated herein and made a part hereof, in each case setting forth the respective Syndication Interest and maximum amount to be funded under the Credit Facility by each Lender, as the same may be amended or restated from time to time in connection with an Assignment and Assumption Agreement.

            "Second Amendment" shall mean the Second Amendment to Credit Agreement.

            "Second Amendment Effective Date" shall mean the date upon which each of the conditions precedent set forth in Paragraph 6 of the Second Amendment shall have occurred to the satisfaction of Agent Bank.

            2. Restatement of Article II. On the Second Amendment Effective Date, Article II of the Original Credit Agreement shall be and is hereby restated and amended to read in its entirety as follows:

                                  "ARTICLE II

               AMOUNT, TERMS AND SECURITY OF THE CREDIT FACILITY

            Section 2.01.     The Credit Facility.

                  a. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Note, Lenders severally agree in the proportions set forth on the Schedule of Lenders' Proportions in Credit Facility to lend and advance Borrowings to Borrowers, up to the Maximum Permitted Balance, in such amounts as Borrowers may request by: (i) Notice of Borrowing duly executed by an Authorized Officer and delivered to Agent Bank on or before three (3) Banking Business Days prior to the Closing Date for the purpose of requesting funding of the Closing Disbursements, and (ii) Notice of Borrowing duly executed by an Authorized Officer and delivered to Agent Bank from time to time during the Revolving Credit Period when and as provided in Section 2.03; provided, however, notwithstanding anything herein contained to the contrary: (a) until WMCKVC has acquired fee title to the Parking Lot Property, a portion of the Credit Facility equal to the Parking Lot Purchase Price shall not be available for Borrowing hereunder for any purpose other than the acquisition by WMCKVC of fee title to the Parking Lot Property in accordance with the requirements of Article III C, and (b) until WMCKVC has acquired fee title to the Hicks Property, no portion of the Commitment Increase shall be available for Borrowing hereunder for any purpose other than the acquisition by WMCKVC of fee title to the Hicks Property in accordance with the requirements of Article III D.

                  b. During the Revolving Credit Period, Borrowers may borrow, repay and reborrow the Available Borrowings up to the Maximum Permitted Balance from time to time, provided that at all times the Maximum Availability shall be no less than zero (0) and provided further, however, amounts of Funded Outstandings bearing interest with reference to a LIBO Rate shall be subject to Breakage Charges incident to prepayment as provided in Section 2.06(c) hereinbelow and such prepayment may only be made upon three (3) Banking Business Days prior written notice to Agent Bank with sufficient copies for distribution to each of the Lenders. The Credit Facility shall be for a term commencing on the Closing Date and terminating on the Maturity Date, on which date the entire outstanding balance of the Credit Facility shall be fully paid and Credit Facility Termination shall occur. In no event shall any Lender be liable to fund any amounts under the Credit Facility in excess of its respective Syndication Interest in any Borrowing.

                  c. Notwithstanding the Scheduled Reductions to the Maximum Scheduled Balance as set forth on the Aggregate Commitment Reduction Schedule, Borrowers may voluntarily further reduce the Maximum Permitted Balance from time to time (a "Voluntary Reduction") on the following conditions:

                        (i) that each such Voluntary Reduction be made in writing by an Authorized Officer, effective on the fifth (5th) Banking Business Day following receipt by Agent Bank; and

                        (ii)  that  each  such  Voluntary   Reduction  shall  be
                  irrevocable and a permanent reduction to the Maximum Permitted Balance.

                  d. In the event any Scheduled Reduction or Voluntary Reduction reduces the Maximum Permitted Balance to less than the sum of the Funded Outstandings, the Borrowers shall immediately cause the Funded Outstandings to be reduced by such amount as may be necessary to cause the Funded Outstandings to be equal to or less than the Maximum Permitted Balance.

            Section 2.02.       Use  of   Proceeds   of  the   Credit
      Facility.  Available Borrowings shall be used for the purposes of:

                  a. On the Closing Date (collectively the "Closing Disbursements"):

                  (i) paying in full all loans and advances outstanding under the Existing Real Estate Debt and the Existing Equipment Debt as of the Closing Date;

                  (ii) financing the costs of acquisition by CCCC of fee title to the Legends Property and the costs of acquisition by WMCKAC of fee title to the Diamond Lil's Property;

                  (iii) Nine Hundred Twenty-Three Thousand Dollars ($923,000.00)
                  toward   repayment  of  outstanding   Indebtedness   owing  by
                  Borrowers to Guarantor; and

                  (iv) paying in full the Upfront Fee, the costs, fees and expenses of Title Company incurred in connection with the issuance of the Title Policy, the costs, fees and expenses of Henderson & Morgan, LLC attorneys for Agent Bank, and associate counsel and insurance consultants retained by them incurred to the Closing Date.

                  b.      During the Revolving Credit Period:

                  (i) funding working capital needs of Borrowers relating to the Casino Facilities;

                  (ii) financing Distributions to Guarantor to the extent not prohibited by the Financial Covenants and so long as no Default or Event of Default would result from the making of such Distributions;

                  (iii) financing the costs of acquisition by WMCKVC of fee title to the Parking Lot Property, subject to compliance with the requirements of Article III C;

                  (iv) subject to the full satisfaction of each of the Commitment Increase Conditions, financing the costs of acquisition by WMCKVC of fee title to the Hicks Property, subject to compliance with the requirements of Article III D, and thereafter financing the costs of the Hicks Expansion Improvements; and

                  (v)     funding    ongoing     Capital     Expenditure
                  requirements  of  Borrowers  relating  to  the  Casino
                  Facilities.

            Section 2.03. Notice of Borrowings.

                  a. Borrowings shall be made through Agent Bank's credit sweep product; provided, however, for each Borrowing in excess of Five Hundred Thousand Dollars ($500,000.00), an Authorized Officer shall give Agent Bank, no later than 10:00 a.m. on a Banking Business Day at Agent Bank's office specified in Section 2.06(b), three (3) full Banking Business Days prior written notice in the form of the Notice of Borrowing ("Notice of Borrowing"), a copy of which is marked "Exhibit C", affixed to the Second Amendment and by this reference incorporated herein and made a part hereof, for each proposed Borrowing to be made during the Revolving Credit Period with reference to a LIBO Rate and at least two (2) full Banking Business Days prior notice for all other Borrowings, specifying the date and amount of each proposed Borrowing. Agent Bank shall give prompt, and in any event within one (1) Banking Business Day, notice of each Notice of Borrowing to Lenders of the amount to be funded and specifying the Funding Date. Not later than 10:00 o'clock a.m. on the Funding Date specified, each Lender shall disburse to Agent Bank the Pro Rata Share to be advanced by each such Lender in lawful money of the United States of America and in immediately available funds. Agent Bank shall make the proceeds of such fundings received by it on or before 11:00 o'clock a.m. from the Lenders available to Borrowers by depositing in or wiring to, prior to 1:00 o'clock p.m. on the day so received (but not prior to the Funding Date), the Designated Deposit Account the amounts received from the Lenders. No Borrowing may exceed the Available Borrowings.

                  b. The failure of any Lender to fund its Pro Rata Share of any Borrowing on any Funding Date shall not relieve any other Lender of any obligation hereunder to fund its Pro Rata Share of such Borrowing on such Funding Date nor relieve the Lender which has failed to fund of its obligations to Borrowers hereunder. No Lender shall be responsible for the failure of any other Lender to fund its Pro Rata Share of such Borrowing on any Funding Date nor shall any Lender be responsible for the failure of any other Lender to perform its respective obligations hereunder.

            Section 2.04. Conditions of Borrowings. During the Revolving Credit Period, Borrowings will only be made so long as Borrowers are in full compliance with each of the requirements and conditions precedent set forth in Article III B of the Existing Credit Agreement and with respect to the initial disbursement of the Commitment Increase, so long as Borrowers have complied with each of the requirements and conditions precedent set forth in Article III D as set forth in the Second Amendment. Provided, however, upon the consent of the Requisite Lenders, Lenders shall advance Borrowings notwithstanding the existence of less than full compliance with the requirements of Articles III B or III D and Borrowings so made shall be deemed to have been made pursuant to this Credit Agreement.

            Section 2.05. The Note and Interest Rate Options.

                  a. The Credit Facility shall be further evidenced by the Note payable to the order of Agent Bank on behalf of the Lenders. Borrowers waive any rights which they might otherwise have under Colorado Revised Statutes ss.ss. 13-50-102 or 13-50-103 (or under any corresponding future statute or rule of law in any jurisdiction) by reason of any release of fewer than all of the Borrowers. Agent Bank shall record the date and amount of each Borrowing advanced by the Lenders together with the applicable LIBOR Loan Interest Period in the case of portions of the unpaid principal under the Credit Facility bearing interest with reference to a LIBO Rate, and the amount of each repayment of principal made thereunder by Borrower and the entry of such records shall be conclusive absent manifest error; provided, however, the failure to make such a record or notation with respect to any Borrowing or repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrower hereunder or under the Note.

                  b. Interest shall accrue on the entire outstanding principal balance at a rate per annum equal to the Prime Rate plus one percent (1.0%) per annum until April 1, 1998, on and after which date interest shall accrue on the entire outstanding principal balance at a rate per annum equal to the Prime Rate plus the Applicable Margin, unless Borrowers request a LIBOR Loan pursuant to Section 2.03 or elect pursuant to Section 2.05(c) hereinbelow to have interest accrue on a portion or portions of the outstanding principal balance at a LIBO Rate ("Interest Rate Option"), in which case interest on such portion or portions shall accrue at a rate per annum equal to such LIBO Rate plus the Applicable Margin, as long as:
      (i) each such LIBOR Loan is in a minimum amount of One Million Dollars ($1,000,000.00) and in minimum increments of One Hundred Thousand Dollars ($100,000.00), and (ii) no more than four (4) LIBOR Loans may be outstanding at any one time. Interest accrued on each Prime Rate Loan shall be due and payable on the first day of the month following the Closing Date, on the first day of each successive month thereafter, and on the Maturity Date. For each LIBOR Loan, interest shall be due and payable at the end of each Interest Period applicable thereto, but in any event no less frequently than at the end of each three (3) month period during the term of such LIBOR Loan. Except as qualified above, on and after April 1, 1998, the outstanding principal balance hereunder may be a Prime Rate Loan or one or more LIBOR Loans, or any combination thereof, as Borrowers shall specify.

                  c. At any time and from time to time, Borrowers may Convert from one Interest Rate Option to another Interest Rate Option by giving irrevocable notice to Agent Bank of such Conversion by 10:00 a.m., on a day which is at least three (3) Banking Business Days prior to the proposed date of such Conversion to each LIBOR Loan or two (2) Banking Business Days prior to the proposed date of such Conversion to each Prime Rate Loan. Each such notice shall be made by an Authorized Officer by telephone or telex and thereafter immediately confirmed in writing by delivery to Agent Bank of a Continuation/Conversion Notice specifying the date of such Conversion, the amounts to be so Converted and the initial Interest Period if the Conversion is to a LIBOR Loan. Upon receipt of such Continuation/Conversion Notice, Agent Bank shall promptly set the applicable interest rate (which in the case of a LIBOR Loan shall be the LIBO Rate plus the Applicable Margin as of the second Banking Business Day prior to the first day of the applicable Interest Period) and the applicable Interest Period if the Conversion is to a LIBOR Loan and shall confirm the same in writing to Borrowers and Lenders. Each Conversion shall be on a Banking Business Day. No LIBOR Loan shall be converted to a Prime Rate Loan or renewed on any day other than the last day of the current Interest Period relating to such amounts outstanding unless Borrowers pay any applicable Breakage Charges. If Borrowers fail to give a Continuation/Conversion Notice for the continuation of a LIBOR Loan as a LIBOR Loan for a new Interest Period in accordance with this Section 2.05(c), such LIBOR Loan shall automatically become a Prime Rate Loan at the end of its then current Interest Period.

                  d. Each interest period (each individually an "Interest Period" and collectively the "Interest Periods") for a LIBOR Loan shall commence on the date such LIBOR Loan is made or the date of Conversion of any amount or amounts of the outstanding Borrowings hereunder to a LIBOR Loan, as the case may be, and shall end on the date which is one (1), two
      (2), three (3) or six (6) months thereafter at the election of Borrowers. However, no Interest Period may extend beyond the Maturity Date. Each Interest Period for a LIBOR Loan shall commence and end on a Banking Business Day. If any Interest Period would otherwise expire on a day which is not a Banking Business Day, the Interest Period shall be extended to expire on the next succeeding Banking Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Business Day.

                  e. The applicable LIBO Rate and Prime Rate shall be determined by the Agent Bank, and notice thereof shall be given promptly to Borrowers and Lenders. Each determination of the applicable Prime Rate and LIBO Rate shall be conclusive and binding upon the Borrowers, in the absence of manifest or demonstrable error. The Agent Bank shall, upon written request of Borrowers or any Lender, deliver to Borrowers or such Lender, as the case may be, a statement showing the computations used by the Agent Bank in determining any rate hereunder.

                  f. Computation of interest on all Prime Rate Loans and on all LIBOR Loans shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. The applicable Prime Rate shall be effective the same day as a change in the Prime Rate is announced by WFB as being effective.

                  g. If with respect to any Interest Period, (a) the Agent Bank reasonably determines (which determination shall be binding and conclusive on Borrowers) that by reason of circumstances affecting the inter-bank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or (b) Requisite Lenders advise Agent Bank that the LIBO Rate as determined by Agent Bank will not adequately and fairly reflect the cost to such Lenders of maintaining or funding, for such Interest Period, a LIBOR Loan, then so long as such circumstances shall continue: (i) Agent Bank shall promptly notify Borrowers thereof, (ii) the Agent Bank shall not be under any obligation to make a LIBOR Loan or Convert a Prime Rate Loan into a LIBOR Loan for which such circumstances exist, and (iii) on the last day of the then current Interest Period, the LIBOR Loan for which such circumstances exist shall, unless then repaid in full, automatically Convert to a Prime Rate Loan.

                  h. Notwithstanding any other provisions of the Note or the Credit Agreement, if, after April 1, 1998 any law, rule, regulation, treaty, interpretation or directive (whether having the force of law or not) or any change therein shall make it unlawful for any Lender to make or maintain LIBOR Loans, (i) the commitment and agreement to maintain LIBOR Loans as to such Lender shall immediately be suspended, and (ii) unless required to be terminated earlier, LIBOR Loans as to such Lender, if any, shall be Converted on the last day of the then current Interest Period applicable thereto to a Prime Rate Loan. If it shall become lawful for such Lender to again maintain LIBOR Loans, then Borrowers may once again as to such Lender request Conversions to the LIBO Rate.

            Section 2.06. Place and Manner of Payment.

                  a. All amounts payable by Borrowers to the Lenders shall be made to Agent Bank on behalf of Lenders pursuant to the terms of the Credit Agreement and the Note and shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds. Other than in connection with the Scheduled Reductions of principal, Borrower shall not make more than three (3) repayments ("Principal Prepayments") of the outstanding balance of principal owing under the Credit Facility during each calendar month. Each such Principal Prepayment shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00).

                  b. All such amounts payable by Borrowers shall be made to Agent Bank at its office located at Wells Fargo Agency Department, 201 Third Street, 8th Floor, San Francisco, California 94103. If such payment is received by Agent Bank prior to 11:00 o'clock a.m., Agent Bank shall credit Borrowers with such payment on the day so received and shall disburse to the appropriate Lenders on the same day such Lenders' Pro Rata Shares of payments relating to the Credit Facility based on the respective Syndication Interests, in immediately available funds. If such payment is received by Agent Bank after 11:00 o'clock a.m., Agent Bank shall credit Borrowers with such payment as of the next Banking Business Day and disburse to the appropriate Lenders on the next Banking Business Day such Lenders' Pro Rata Shares of such payment relating to the Credit Facility based on their respective Syndication Interests, in immediately available funds. Any payment on the Credit Facility made by Borrowers to Agent Bank pursuant to the terms of the Credit Agreement or the Note for the account of Lenders shall constitute payment to the appropriate Lenders. If the Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

                  c. The outstanding principal owing under the Credit Facility and the Note may, subject to Section 2.06(a), be prepaid at any time in whole or in part without penalty, provided, however, that any portion or portions of the unpaid principal balance which is accruing interest at a LIBO Rate may only be prepaid on the last day of the applicable Interest Period unless Borrowers give three (3) days prior written notice to Agent Bank and additionally pay concurrently with such prepayment such additional amount or amounts as will compensate Lenders for any losses, costs or expenses which they may incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBOR Loan ("Breakage Charges"). A certificate of a Lender as to amounts payable hereunder shall be conclusive and binding on Borrowers for all purposes, absent manifest or demonstrable error. Any calculation hereunder shall be made on the assumption that each Lender has funded or will fund each LIBOR Loan in the London interbank market; provided that no Lender shall have any obligation to actually fund any LIBOR Loan in such manner.

                  d. Unless the Agent Bank receives notice from an Authorized Officer prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent Bank may assume that the Borrowers have made such payment in full to the Agent Bank on such date in immediately available funds and the Agent Bank may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent Bank, each Lender shall repay to the Agent Bank on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            Section 2.07. Fees.

                  a. On the Closing Date, Borrowers shall pay the unpaid balance of the non-refundable upfront fee (the "Upfront Fee"), in such amount as has been agreed upon by Agent Bank and Borrowers in the Upfront Fee Side Letter, which Upfront Fee shall be retained by Agent Bank or distributed in whole or in part to Lenders as may be agreed between Agent Bank and Lenders.

                  b.  Commencing with the  commencement of the Revolving  Credit
      Period, Borrowers shall pay to Agent Bank for disbursement to Lenders in proportion to their respective Syndication Interests in the Credit Facility and in consideration for their commitment to advance Borrowings under the Credit Facility during the Revolving Credit Period a non-refundable fee (the "Nonusage Fee") in the amount of one-half of one percent (.50%) per annum of the daily average of the Maximum Availability, computed on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed, to be calculated during the Revolving Credit Period and continuing until the Maturity Date. The Nonusage Fee will be payable on the first Banking Business Day following the end of each Fiscal Quarter commencing with the Fiscal Quarter in which the Closing Date occurs, and on the Maturity Date. Each Nonusage Fee shall be distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility.

            Section 2.08.  Late Charges and Default Rate.

                  a. If any principal reduction, interest payment, fee or other Obligation due under the Note or under the Credit Agreement is not paid within five (5) days of the date upon which such payment is due, Borrowers promise to pay a late charge in the amount of three percent (3%) of the amount of such delinquent payment and Agent Bank need not accept any late payment made unless it is accompanied by such three percent (3%) late payment charge. Any late charge shall be paid to Lenders in proportion to their respective Syndication Interests.

                  b. In the event of the existence of an Event of Default, commencing on the first (1st) Banking Business Day following the receipt by Borrowers of written notice of the occurrence of such Event of Default from Agent Bank, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under the Credit Facility shall collectively commence accruing interest at a rate equal to five percent

      (5%) over the Prime Rate (the "Default Rate") until such time as all payments and additional interest are paid, together with the curing of any Events of Default which may exist, at which time the interest rate shall revert to that rate of interest otherwise accruing pursuant to the terms of the Note.

                  c. In the event of the occurrence of an Event of Default, Borrowers agree to pay all reasonable costs of collection, including a reasonable attorneys' fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Note, the Borrowers and Guarantor agree that any judgment issued as a consequence of such action against any Borrower and/or Guarantor shall bear interest at a rate equal to the Default Rate until fully paid.

            Section 2.09. Security for the Credit Facility. As security for the due and punctual payment and performance of the terms and provisions of the Credit Agreement, the Note and each of the other Loan Documents, the Security Documentation shall be executed and delivered to Agent Bank, as of the Closing Date, by the respective parties to each of the Security Documentation.

            Section 2.10. Guaranty Agreement. As additional security for the due and punctual payment and performance of the Credit Facility and each of the terms, covenants, representations, warranties and provisions herein contained and contained in each of the Loan Documents, on or before the Closing Date Guarantor shall execute the Guaranty, a copy of which is marked "Exhibit B", affixed to the Original Credit Agreement and by this reference incorporated herein and made a part hereof.

            Section 2.11. Net Payments. All payments under the Credit Agreement, the Note and/or any other Loan Document shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than franchise taxes or any tax on or measured by the gross receipts or overall net income of any Lender pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under the Credit Agreement and the Note. A certificate as to any additional amounts payable to the Lenders under this Section 2.11 submitted to the Borrowers by the Lenders shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Any amounts payable by the Borrowers under this Section 2.11 with respect to past payments shall be due within ten (10) days following receipt by the Borrowers of such certificate from the Lenders; any such amounts payable with respect to future payments shall be due within ten (10) days after demand with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to the Lenders such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lenders) to establish any tax credit to which the Lenders may be entitled.

            Section 2.12. Increased Costs. If after the date hereof the adoption, or any change in, of any applicable law, rule or regulation relating to LIBOR Loans (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive relating to LIBOR Loans (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

                  a. Shall subject any Lender to any tax, duty or other charge with respect to LIBOR Loans, the Note or such Lender's obligation to make any LIBOR Loans, or shall change the basis of taxation of payments to such Lender of the principal of, or interest on, LIBOR Loans or any other amounts due under the Note in respect of LIBOR Loans or such Lender's obligation to fund LIBOR Loans (except for changes in the rate of tax on the overall net income of such Lender imposed by the United States or any Governmental Authority pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located); or

                  b. With respect to any LIBOR Loan, shall impose, modify or deem applicable any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capitalization, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                  c.      Shall   impose   on  any   Lender   any  other
      condition affecting LIBOR Loans, the Note or such Lender's obligation to make any LIBOR Loans;

      and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, to impose a cost on) such Lender (or any Eurodollar office of such Lender) of making or maintaining LIBOR Loans, or to reduce the rate of return on capital of the Lender or the amount of any sum received or receivable by such Lender under the Note, then within ten (10) days after demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis of such demand), the Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost (or in the case of Regulation D or reserve requirements or capital adequacy referred to above or a successor thereto, such costs which may be imposed upon such Lender) or such reduction of the rate of return on capital or of any sum received or receivable under the Note. Each Lender agrees to use its reasonable efforts to minimize such increased or imposed costs or such reduction.

            Section 2.13. Mitigation; Exculpation. Each Lender agrees that it will promptly notify the Borrower in writing upon its becoming aware that any payments are to become due to it under the Credit Agreement pursuant to Section 2.11 or 2.12. Each Lender further agrees that it will use reasonable efforts not materially disadvantageous to it (in its reasonable determination) in order to avoid or minimize, as the case may be, the payment by the Borrowers of any additional amounts pursuant to Section
      2.11 or 2.12. Each Lender represents, to the best of its knowledge, that as of the Second Amendment Effective Date no such amounts are payable."

            3. Addition of Article III D, Sections 3.28, 3.29 and 3.30. As of the Second Amendment Effective Date, Article III D, containing Sections 3.28,
3.29 and 3.30 shall be and are hereby added to the Existing Credit Agreement as follows:

            "D. Conditions Precedent to Disbursement of Hicks Property Purchase Price. In addition to the requirements set forth in Article III B and the full satisfaction of each of the Commitment Increase Conditions, the obligation of Lenders and Agent Bank to advance a Borrowing to finance the cost of acquisition of the Hicks Property as permitted under Section 2.02(b)(iv) is subject to Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank and Requisite Lenders each of the following:

            Section 3.28. Legal Description and Deed of Trust. A complete legal description of the Hicks Property shall be prepared and delivered to Agent Bank together with a title commitment showing all exceptions to title thereto. WMCKVC shall execute and deliver to Agent Bank a deed of trust and security agreement with assignment of rents encumbering the Hicks Property in substantially the same form as the Deed of Trust.

            Section 3.29. Environmental Site Assessment.

                  a. A Phase I Environmental Site Assessment of the Hicks Property, prepared in conformance with the scope and limitations of ASTM Standard Designation E1527-93 and approved by Agent Bank. Any recommended action shall have been completed.

                  b. Borrowers shall confirm in writing that the representations contained in Sections 2.1 and 2.2 of the Environmental Certificate are true and correct in all material respects as to the Hicks Property.

            Section 3.30. Title Policy or Endorsement. Borrowers shall cause, at their expense, concurrently with the funding of the Borrowing to finance the cost of acquisition of the Hicks Property, the Title Insurance Company to issue a title insurance policy or endorsement to the Title Insurance Policy in favor of Agent Bank insuring the deed of trust encumbering the Hicks Property as a first priority lien, subject only to such exceptions as are approved by Agent Bank."

     4. Addition of Section 5.08(i) - Pricing Certificate Requirement. As of the Second Amendment Effective Date, Section 5.08(i) shall be and is hereby added to the Existing Credit Agreement as follows:

                  "c. As soon as practicable, and in any event within forty-five
      (45) days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1997, a pricing certificate in the form marked "Exhibit L", affixed hereto and by this reference incorporated herein and made a part hereof (the "Pricing Certificate") setting forth a preliminary calculation of the Leverage Ratio of the Borrower Consolidation as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Borrowers for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof.

            5. Commitment Increase Conditions. The Commitment Increase is subject to and contingent upon the occurrence and full satisfaction of each of the following conditions precedent on or before July 1, 1998 (collectively, the "Commitment Increase Conditions"):

                  a. The Borrower Consolidation has achieved a Leverage Ratio no greater than 3.00 to 1.00 as of the end of the Fiscal Quarter ending December 31, 1997, or as of the end of the Fiscal Quarter ending March 31, 1998, in each instance calculated for such Fiscal Quarter and the three (3) immediately preceding Fiscal Quarters on a four (4) Fiscal Quarter basis;

                  b. No Default or Event of Default shall have occurred and remains continuing;

                  c. Borrowers shall have executed and delivered to Agent Bank the original Revolving Credit Note (Restated), a copy of the form of which is attached to the Second Amendment as Exhibit A; and

                  d. Borrowers shall have executed and delivered to Agent Bank any amendments to the Security Documentation reasonably requested by Agent Bank for the purpose of securing repayment of the Commitment Increase and shall pay the costs of a 110.5 endorsement or other applicable endorsement to the Title Insurance Policy evidencing its continued application to the Credit Facility, as increased by the Commitment Increase, and to the Security Documentation.

            6. Conditions Precedent to Second Amendment Effective Date. The occurrence of the Second Amendment Effective Date is subject to Agent Bank having received the following documents and payments, in each case in a form and substance reasonably satisfactory to Agent Bank, and the occurrence of each other condition precedent set forth below on or before February 6, 1998:

                  a. Due execution by Borrowers, Guarantor and Banks of three (3) duplicate originals of this Second Amendment;

                  b. Corporate resolutions or other evidence of requisite authority of Borrowers and Guarantor, as applicable, to execute the Second Amendment;

                  c. Payment of a fee in the amount of Thirty Thousand Dollars ($30,000.00) (the "Commitment Increase Fee") to Agent Bank to be disbursed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility;

                  d. Reimbursement to Agent Bank by Borrowers for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Commitment Increase, including, but not limited to, reasonable attorneys' fees of Henderson & Morgan, LLC and all other like expenses remaining unpaid as of the Second Amendment Effective Date; and

                  e. Such other documents, instruments or conditions as may be reasonably required by Lenders.

            7. Representations of Borrowers. Borrowers hereby represent to the Banks that:

                  a. the representations and warranties contained in Article IV of the Existing Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date) are true and correct on and as of the Second Amendment Effective Date in all material respects as though such representations and warranties had been made on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank;

                  b. Since the date of the most recent financial statements referred to in Section 5.08 of the Existing Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change or Material Adverse Effect has occurred;

                  c.      no  event  has  occurred  and  is   continuing
which constitutes a Default or Event of Default under the terms of the Credit Agreement;

                  d. The  execution,  delivery  and  performance  of this Second
Amendment has been duly authorized by all necessary action of Borrowers and Guarantor and this Second Amendment constitutes a valid, binding and enforceable obligation of Borrowers and Guarantor; and

                  e. The proceeds of the Commitment Increase shall be used only for the purposes set forth in Section 2.02(b) above.

            8. Affirmation and Ratification of Continuing Guaranty. Guarantor joins in the execution of this Second Amendment for the purpose of ratifying and affirming its obligations under the Continuing Guaranty for the guaranty of the full and prompt payment and performance of all of Borrowers' indebtedness and obligations under the Credit Facility and each of the Loan Documents as modified under this Second Amendment, including, without limitation, all amounts owing under the Commitment Increase.

            9. Incorporation by Reference. This Second Amendment shall be and is hereby incorporated in and forms a part of the Existing Credit Agreement.

            10. Governing Law. This Second Amendment to Credit Agreement shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

            11. Counterparts. This Second Amendment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute one and the same document.

            12. Continuance of Terms and Provisions. All of the terms and provisions of the Credit Agreement shall remain unchanged except as specifically modified herein.

            13. Additional/Replacement Schedules and Exhibits Attached. The following additional and replacement Schedules and Exhibits are attached hereto and incorporated herein and made a part of the Credit Agreement as follows:

                  Schedule 2.01(a)
                  Alternate One   - Schedule of Lenders' Proportions in Credit
                                     Facility  -  Alternate One

                  Schedule 2.01(c)
                  Alternate One   - Aggregate Commitment Reduction Schedule
                                    - Alternate One

                  Exhibit A -       Revolving Credit Note (Restated)- Form

                  Exhibit C -       Notice of Borrowing - Form

                  Exhibit K -       Continuation/Conversion Notice - Form

                  Exhibit L -       Pricing Certificate - Form

            IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                       BORROWERS:

                                       WMCK VENTURE CORP.,
                                       a Delaware corporation


                                       By  /s/ Norbert Teufelberger
                                               ---------------------------------
                                          Name Norbert Teufelberger
                                         Title Director & Secretary

                                       CENTURY CASINOS CRIPPLE
                                       CREEK, INC.,
                                       a Colorado corporation


                                       By  /s/ Norbert Teufelberger
                                               ---------------------------------
                                          Name Norbert Teufelberger
                                         Title Director & Secretary

                                       WMCK ACQUISITION
                                       CORP., a Delaware
                                       corporation


                                       By  /s/ Norbert Teufelberger
                                               ---------------------------------
                                          Name Norbert Teufelberger
                                         Title Director & Secretary

                                       GUARANTOR:

                                       CENTURY CASINOS, INC.,
                                       a Delaware corporation


                                       By  /s/ Norbert Teufelberger
                                               ---------------------------------
                                          Name Norbert Teufelberger
                                         Title Director & Secretary


                                       BANKS:

                                       WELLS FARGO BANK,
                                       National Association,
                                       Agent Bank and Lender


                                       By  /s/ Dave Kramer
                                               ---------------------------------
                                          Name Dave Kramer
                                         Title SVP